EX-99.B-77Q1

SUB-ITEM 77Q1(a)-7: AMENDMENT TO AMENDED AND RESTATED DECLARATION OF TRUST OF IVY FUNDS:

                               Ivy Balanced Fund
                                 Ivy Bond Fund
                        Ivy International Balanced Fund
                          Ivy Mortgage Securities Fund
                        Ivy Real Estate Securities Fund
                            Ivy Small Cap Value Fund
                                 Ivy Value Fund

                  Establishment and Designation of Additional
                    Series of Shares of Beneficial Interest,
                             No Par Value Per Share

     The undersigned, being at least a majority of the Trustees of Ivy Fund (the "Trust"), a voluntary association organized under an Agreement and Declaration of Trust dated December 21, 1983, as amended and restated December 10, 1992 (the "Declaration of Trust"), a copy of which document is on file in the office of the Secretary of the Commonwealth of Massachusetts, (i) having previously divided the shares of beneficial interest of the Trust into nine separate series, designated as Ivy Cundill Global Value Fund, Ivy Dividend Income Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Fund, Ivy International Value Fund, Ivy Money Market Fund and Ivy Pacific Opportunities Fund, , hereby divide the shares of beneficial interest of the Trust into seven additional series designated "Ivy Balanced Fund," "Ivy
Bond Fund," "Ivy International Balanced Fund," "Ivy Mortgage Securities Fund," "Ivy Real Estate Securities Fund," "Ivy Small Cap Value Fund" and "Ivy Value Fund" (each a "Fund," and collectively with the other nine series of the Trust, the "Series"); and (ii) having established and designated each Fund as an additional Series of the Trust, there shall hereby be designated an unlimited number of authorized and unissued shares of beneficial interest of the Trust as
(a) "Ivy Balanced Fund - Class A," (b) "Ivy Balanced Fund - Class B," (c) "Ivy Balanced Fund - Class C," (d) "Ivy Balanced Fund - Class Y," (e) "Ivy Bond Fund
- Class A," (f) 'Ivy Bond Fund - Class B," (g) "Ivy Bond Fund - Class C," (h) "Ivy Bond Fund - Class Y," (i) "Ivy International Balanced Fund - Class A," (j) ``Ivy International Balanced Fund - Class B," (k) "Ivy International Balanced Fund - Class C," (l) "Ivy International Balanced Fund - Class Y," (m) "Ivy Mortgage Securities Fund - Class A," (n) "Ivy Mortgage Securities Fund - Class B," (o) "Ivy Mortgage Securities Fund - Class C," (p) "Ivy Mortgage Securities Fund - Class Y," (q) "Ivy Real Estate Securities Fund - Class A," (r) "Ivy Real Estate Securities Fund - Class B," (s) "Ivy Real Estate Securities Fund - Class C," (t) "Ivy Real Estate Securities Fund - Class Y," (u) "Ivy Small Cap Value Fund - Class A," (v) "Ivy Small Cap Value Fund - Class B," (w) "Ivy Small Cap Value Fund - Class C," (x) "Ivy Small Cap Value Fund - Class Y," (y) "Ivy Value Fund - Class A," (z) "Ivy Value Fund - Class B," (aa) "Ivy Value Fund - Class C" and (bb) "Ivy Value Fund - Class Y," with the Funds and each of their classes of shares being subject to all provisions of the Declaration of Trust relating to shares of the Trust generally, and having the following special and relative rights:

A. Each Fund shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust's registration statement under the Securities Act of 1933, as amended from time to time. Each share of beneficial interest, no par value per share, of a Fund shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Fund. The proceeds of sales of shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law. Each share of a Fund shall be entitled to receive its pro rata share of net assets of that Fund upon that Fund's liquidation. Upon redemption of a shareholder's shares, or indemnification for liabilities incurred by reason of a shareholder being or having been a shareholder of a Fund, such shareholder shall be paid solely out of the property of that Fund.

B. Shareholders of each Fund shall vote separately as a Series on any matter to the extent required by applicable federal or state law. Shareholders of each class of a Fund shall have (i) exclusive voting rights with respect to matters on which the holders of each such class shall be entitled to exclusive voting rights under applicable federal or state law, and (ii) no voting rights with respect to matters on which the holders of another class of shares of that Fund or the holders of another Series (or class thereof) shall be entitled to exclusive voting rights under applicable federal or state law.

C. The assets and liabilities of the Trust existing as of the end of the day immediately preceding the date on which the Registration Statement for the Funds becomes effective shall be allocated among the Series other than the Funds in accordance with Article III of the Declaration of Trust, and thereafter the assets and liabilities of the Trust shall be allocated among all Series and classes thereof in accordance with Article III of the Declaration of Trust, except as provided below:

     (1) Costs incurred by the Trust on behalf of a Fund in connection with the organization, registration and public offering of shares of that Fund shall be allocated to that Fund and shall be amortized by that Fund in accordance with applicable law and generally accepted accounting principles.

     (2) The Trust may from time to time in particular cases make specific allocations of assets or liabilities among the Series.

D. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Series (or class thereof) now or hereafter created, or to otherwise change the special and relative rights of any such Series (or class), provided that such change shall not adversely affect the rights of shareholders of that Series (or class).

E. The dividends and distributions with respect to each class of shares shall be in such amount as may be declared from time to time by the Trust's Board of Trustees in accordance with the Declaration of Trust and applicable law.

F. (1) Each Class B share of a Fund, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into and be reclassified as a Class A share of that Fund on the date that is the first business day following the last calendar day of the month in which the eighth anniversary date of the date of the issuance of such Class B share falls (the `
`Conversion Date'                                                    ') on the
basis of the
          relative net asset values of the two classes, without the imposition of any sales load, fee or other charge;

     (2) Each Class B share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B shares shall be segregated in a separate sub-account. Each time any Class B shares of a Fund in a shareholder's Fund account (other than those in the sub-account) convert to Class A shares of that Fund, a pro rata portion of the Class B shares then in the sub-account will also convert to Class A shares. The portion will be determined by the ratio that the shareholder's Class B shares converting to Class A share bears to the shareholder's total Class B shares not acquired through the reinvestment of dividends and distributions;

     (3) The conversion of Class B shares into Class A shares may be suspended if (i) a ruling of the Internal Revenue Service to the effect that the conversion of Class B shares does not constitute a taxable event under Federal income tax law is revoked or (ii) an opinion of counsel on such tax matter is withdrawn or (iii) the Board of Trustees determines that continuing such conversions would have material, adverse tax consequences for a Fund or its shareholders; and

     (4) On the Conversion Date, the Class B shares converted into Class A shares shall cease to accrue dividends and shall no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of Class A shares into which the Class B shares have been converted and any declared but unpaid dividends to the Conversion Date) shall cease. Certificates representing Class A shares of a Fund resulting from the conversion of Class B shares need not be issued until certificates representing the Class B shares converted, if issued, have been received by the Trust or its agent duly endorsed for transfer.

     The undersigned hereby detemine that the foregoing shall constitute an Amendment to the Declaration of Trust, effective as of the date that the Registration Statement for the Funds is filed with the Securities and Exchange Commission, and that the officers of the Trust are authorized to file such Amendment to the Declaration of Trust in the offices of the Commonwealth of Massachusetts.

Dated:    July 23, 2003

/s/Jarold W. Boettcher               /s/Eleanor B. Schwartz
-----------------------              --------------------------
Jarold W. Boettcher, as Trustee      Eleanor B. Schwartz, as Trustee

/s/James D. Gressett                 /s/Michael G. Smith
----------------------               -----------------------
James D. Gressett, as Trustee        Michael G. Smith, as Trustee

/s/Joseph Harroz, Jr.                /s/Edward M. Tighe
-----------------------              ---------------------
Joseph Harroz, Jr., as Trustee       Edward M. Tighe, as Trustee

/s/Henry J. Herrmann                 /s/Keith A. Tucker
---------------------                -----------------------
Henry J. Herrmann, as Trustee        Keith A. Tucker, as Trustee

/s/Glendon E. Johnson, Jr.
---------------------------
Glendon E. Johnson, Jr., as Trustee